Exhibit 99.1

For Further Information:

Quality Systems, Inc.                    CCG Investor Relations
18191 Von Karman Ave, #450               15300 Ventura Blvd., Suite 303
Irvine, CA  92612                        Sherman Oaks, CA  91403
www.qsii.com                             www.ccgir.com
(949) 255-2600                           (818) 789-0100
CONTACT: Lou Silverman                   CONTACT: William F. Coffin, President
         President and CEO                        Sean Collins, Partner

                  QUALITY SYSTEMS REPORTS FIRST-QUARTER RESULTS

IRVINE, Calif.--(BUSINESS WIRE)--August 3, 2004--Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2005 first quarter ended June 30, 2004.

The Company posted net revenues of $20.1 million in the first quarter of fiscal 2005, an increase of 23% from $16.3 million for the same quarter last year. The Company reported net income of $3,382,000 for the first quarter, an increase of 49% over net income of $2,277,000 for the comparable quarter of the prior year. Fully diluted earnings per share totaled $0.51 in the quarter, an increase of 46% over the fully diluted $0.35 per share earnings recorded in the same quarter of last year.

The revenue and net income results achieved in the quarter were records for the company. Results in the first quarter were driven by record results achieved by the company's NextGen Healthcare Information Systems division. For the quarter, the Company's NextGen Healthcare division posted record revenue of $16.1 million, up 32% over the same quarter prior year, and record operating income of $5.2 million, up 53% over the same quarter prior year.

Quality Systems, Inc. will hold a conference call to discuss first quarter financial results today, August 3, 2004 at 10 a.m. PDT. To participate in the call, please 877-586-7724 five to ten minutes prior to the scheduled conference call time. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Tuesday, August 3 at 3:00 p.m. PDT, through Tuesday, August 10 at 9:00 p.m. PDT; call 800-642-1687 and enter the conference ID number 9161498.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                          [financial highlights follow]

                              Quality Systems, Inc.
   Consolidated Statements of Operations and Comprehensive Income (Unaudited)

                                                        Three Months Ended
                                                              June 30,
                                                        2004             2003
                                                    -----------      -----------

Net Revenues:
   Sales of computer systems,
      Upgrades and supplies                          11,084,000        9,474,000
   Maintenance and other services                     9,046,000        6,832,000
                                                    -----------      -----------
                                                     20,130,000       16,306,000

Cost of Products and Services                         8,101,000        6,610,000
                                                    -----------      -----------

Gross Profit                                         12,029,000        9,696,000

Selling, General and
   Administrative Expenses                            4,953,000        4,740,000
Research and Development Costs                        1,612,000        1,366,000

                                                    -----------      -----------

Income from Operations                                5,464,000        3,590,000

Investment Income, net                                  120,000          100,000
                                                    -----------      -----------

Income before Provision for
   Income Taxes                                       5,584,000        3,690,000
Provision for Income
   Taxes                                              2,202,000        1,413,000
                                                    -----------      -----------

Net Income                                            3,382,000        2,277,000
                                                    ===========      ===========

Income  per Share - Basic                           $      0.53      $      0.37
                                                    ===========      ===========

Income  per Share - Diluted                         $      0.51      $      0.35
                                                    ===========      ===========

Weighted average number
   of shares outstanding - Basic                      6,333,000        6,157,000
                                                    ===========      ===========

Weighted average number
   of shares outstanding - Diluted                    6,577,000        6,466,000
                                                    ===========      ===========

                              Quality Systems, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                     ASSETS

                                                                   June 30,          March 31,
                                                                     2004               2004
                                                                 (unaudited)
Current Assets:
   Cash and cash equivalents                                    $     54,941       $     51,395
   Accounts receivable, net                                           23,013             20,336
   Inventories                                                           784                725
   Net current deferred tax assets                                     2,979              2,979
   Other current assets                                                1,439              1,437
                                                                ------------       ------------

         Total current assets                                         83,156             76,872

Equipment and improvements, net                                        2,213              2,012
Capitalized software costs, net                                        3,732              3,608
Deferred long term tax assets                                          1,104              1,104
Goodwill, net                                                          1,840              1,840
Other assets                                                           1,226              1,242
                                                                ------------       ------------

         Total assets                                           $     93,271       $     86,678
                                                                ============       ============

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
   Accounts payable                                             $      3,222       $      1,655
   Deferred revenue                                                   19,442             17,263
   Accrued employee compensation and benefits                          2,092              2,985
   Other current liabilities                                           3,753              3,770
                                                                ------------       ------------

         Total current liabilities                                    28,509             25,673

Commitments and Contingencies

Shareholders' Equity:
   Common stock, $0.01 par value, 20,000
     shares authorized, 6,361 and 6,325 shares
     issued and outstanding, respectively                                 64                 63
   Additional paid-in capital                                         40,002             39,735
   Retained earnings                                                  26,132             22,750
   Deferred compensation                                              (1,436)            (1,543)
                                                                ------------       ------------

         Total shareholders' equity                                   64,762             61,005

         Total liabilities and
            shareholders' equity                                $     93,271       $     86,678
                                                                ============       ============